UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 25, 2005

O'REILLY AUTOMOTIVE, INC.
(Exact name of registrant as specified in its charter)

Missouri	44-0618012
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

233 South Patterson
Springfield, Missouri 65802
(Address of principal executive offices, Zip code)

(417) 862-6708
(Registrant's telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure

On October 25, 2005, O’Reilly Automotive, Inc. issued a press release announcing their 2005 third quarter earnings. The text of the press release is attached hereto as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
99.1	Press Release dated October 25, 2005

The information in this Current Report on Form 8-K, including the exhibit hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 2005	O’REILLY AUTOMOTIVE, INC.

By: /s/ James R. Batten
James R. Batten
Executive Vice President of Finance
Chief Financial Officer and Treasurer
(principal financial officer)

FOR IMMEDIATE RELEASE

For further information contact:	Greg Henslee
Jim Batten
(417) 862-3333

________________________________________________________________________________________________

O’REILLY AUTOMOTIVE, INC. REPORTS RECORD

2005 THIRD QUARTER RESULTS

6.1% INCREASE IN COMPARABLE STORE PRODUCT SALES

19.4% INCREASE IN ADJUSTED EARNINGS PER SHARE

________________________________________________________________________________________________

Springfield, MO, October 25, 2005 -- O’Reilly Automotive, Inc. (“O’Reilly” or “the Company”) (Nasdaq: ORLY) today announced record revenues and earnings for the third quarter of 2005, representing 48 quarters of record revenues and earnings for O’Reilly since becoming a public company in April 1993.

Net income for the third quarter ended September 30, 2005, totaled $48.6 million, up 40.2% from $34.7 million for the same period in 2004. Diluted earnings per common share for the third quarter of 2005 increased 35.5% to $0.42 on 113.8 million shares compared to $0.31 for the third quarter of 2004 on 111.6 million shares, including a $0.05 benefit from the favorable resolution of prior tax uncertainties. On an adjusted basis excluding the favorable tax benefit, diluted earnings per common share for the third quarter of 2005 increased 19.4% to $0.37.

Product sales for the three months ended September 30, 2005, totaled $542.9 million, up 19.3% from $455.2 million for the same period a year ago. Gross profit for the third quarter of 2005 increased to $235.9 million (or 43.5% of product sales) from $198.2 million (or 43.5% of product sales) for the third quarter of 2004, representing an increase of 19.0%. Operating, Selling, General and Administrative (“OSG&A”) expenses increased to $168.3 million (or 31.0% of product sales) for the third quarter of 2005 from $142.0 million (or 31.2% of product sales) for the third quarter of 2004, representing an increase of 18.5%. The reduction in the effective tax rate from 37.3% in the third quarter of 2004 to 27.5% in the third quarter of 2005 reflects a one-time benefit of $6.1 million from the favorable resolution of prior tax uncertainties.

Net income, before cumulative effect of accounting change, for the first nine months of 2005 totaled $124.8 million, up 30.4% from $95.7 million for the same period a year ago. Diluted earnings per common share, before cumulative effect of accounting change, for the first nine months of 2005 increased 27.9% to $1.10 on 113.2 million shares compared to $0.86 a year ago on 111.3 million shares, including a $0.05 benefit from the favorable resolution of prior tax uncertainties. On an adjusted basis excluding the favorable tax benefit, diluted earnings per common share, before cumulative effect of accounting change, for the first nine months of 2005 increased 22.1% to $1.05.

Product sales for the first nine months of 2005 totaled $1.53 billion, up 18.3% from $1.29 billion for the same period a year ago. Gross profit for the first nine months of 2005 increased to $661.1 million (or 43.2% of product sales) from $557.2 million (or 43.1% of product sales) for the same period a year ago, representing an increase of 18.6%. OSG&A expenses increased to $471.8 million (or 30.8% of product sales) for the first nine months of 2005 from $402.8 million (or 31.1% of product sales) for the same period a year ago, representing an increase of 17.1%. The reduction in the effective tax rate from 37.4% for the first nine months of 2004 to 33.7% in the first nine months of 2005 reflects a one time benefit of $6.1 million from the favorable resolution of prior tax uncertainties.

Comparable store product sales for stores open at least one year increased 6.1% and 7.6% for the third quarter and first nine months of 2005, respectively.

“We are pleased with our overall performance this quarter as we continue to establish new records for revenues and earnings,” stated Greg Henslee, CEO and Co-President. “Comparable store sales of 6.1% and an operating margin of 12.4% highlighted this quarter’s results. We are especially pleased with the outstanding response of Team O’Reilly to the challenging circumstances brought about by Hurricanes Katrina and Rita. The hard work and dedication of our team members have enabled us to continue providing excellent service to our customers. Although the storm inflicted some damage to stores in the affected regions, the hurricanes had no significant effect on third quarter financial results.”

Ted Wise, COO and Co-President, stated, "We opened 33 new stores this quarter and are on track for 150 new stores in 2005. Also, we have continued to successfully integrate Midwest Auto Parts into our operations.”

The Company will host a conference call Wednesday, October 26, 2005, at 10:00 a.m. central time to discuss its results, as well as future expectations. Interested parties may listen to the conference call live on the Company’s website, www.oreillyauto.com, by clicking “News.” A replay will also be available on the website shortly after the call.

This release contains certain financial information not derived in accordance with United States generally accepted accounting principles (GAAP). The Company does not, and does not suggest investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, GAAP financial information. Whenever the Company uses such non-GAAP measures, it provides a reconciliation of such measures to the most closely applicable GAAP measure. The Company reports both GAAP and adjusted income and earnings per share amounts and comparisons to reflect what it believes are ongoing and/or comparable operating results excluding the one-time, non-cash tax benefit in the third quarter of 2005. The Company excludes this item in judging its performance and believes this non-GAAP information is useful to investors as well.

O’Reilly Automotive, Inc. is one of the largest specialty retailers of automotive aftermarket parts, tools, supplies, equipment and accessories in the United States, serving both the do-it-yourself and professional installer markets. Founded in 1957 by the O’Reilly family, the Company operated 1,432 stores within the states of Alabama, Arkansas, Florida, Georgia, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Minnesota, Mississippi, Missouri, Montana, Nebraska, North Carolina, North Dakota, Oklahoma, South Carolina, South Dakota, Tennessee, Texas, Virginia, Wisconsin and Wyoming as of September 30, 2005.

The Company claims the protection of the safe-harbor for forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by forward-looking words such as “expect,” “believe,” “anticipate,” “good,” “plan,” “intend,” “estimate,” “project,” “will” or similar words. In addition, statements contained within this press release that are not historical facts are forward-looking statements, such as statements discussing among other things, expected growth, store development and expansion strategy, business strategies, future revenues and future performance. These forward-looking statements are based on estimates, projections, beliefs and assumptions and are not guarantees of future events and results. Such statements are subject to risks, uncertainties and assumptions, including, but not limited to, competition, product demand, the market for auto parts, the economy in general, inflation, consumer debt levels, governmental approvals, our ability to hire and retain qualified employees, risks associated with the integration of acquired businesses, weather, terrorist activities, war and the threat of war. Actual results may materially differ from anticipated results described or implied in these forward-looking statements. Please refer to the Risk Factors sections of the Company’s Form 10-K for the year ended December 31, 2004, for more details.

O’REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2005	December 31, 2004
	(Unaudited)	(Note)
	(In thousands, except share data)
Assets
Current assets:
Cash and cash equivalents	$51,591	$69,028
Accounts receivable, net	72,791	60,928
Amounts receivable from vendors, net	38,458	52,976
Inventory	715,257	625,320
Deferred income taxes	4,783	-
Other current assets	12,533	5,225
Total current assets	895,413	813,477

Property and equipment, at cost	941,043	791,794
Accumulated depreciation and amortization	262,011	224,301
Net property and equipment	679,032	567,493

Notes receivable, less current portion	30,197	21,690
Other assets, net	57,368	29,697
Total assets	$1,662,010	$1,432,357

Liabilities and shareholders' equity
Current liabilities:
Income taxes payable	$2,790	$9,736
Accounts payable	287,851	240,548
Accrued payroll	18,762	15,130
Accrued benefits and withholdings	46,025	35,794
Deferred income taxes	-	7,198
Other current liabilities	54,532	24,817
Current portion of long-term debt	75,444	592
Total current liabilities	485,404	333,815

Long-term debt, less current portion	25,468	100,322
Deferred income taxes	39,517	38,440
Other liabilities	13,943	11,963

Shareholders' equity:
Common stock, $0.01 par value:
Authorized shares – 245,000,000
Issued and outstanding shares – 112,079,344 at September 30, 2005, and
55,377,130 at December 31, 2004	1,121	554
Additional paid-in capital	351,744	326,650
Retained earnings	744,813	620,613
Total shareholders’ equity	1,097,678	947,817
Total liabilities and shareholders’ equity	$1,662,010	$1,432,357

Note: The balance sheet at December 31, 2004, has been derived from the audited financial statements at that date, but does not include all of the information and footnotes required by United States generally accepted accounting principles for complete financial statements.

O'REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
	(In thousands, except per share data)

Product sales	$542,906	$455,162	$1,530,354	$1,293,623
Cost of goods sold, including warehouse and distribution expenses	306,990	256,993	869,299	736,426

Gross Profit	235,916	198,169	661,055	557,197
Operating, selling, general and administrative expenses	168,331	142,039	471,762	402,798

Operating income	67,585	56,130	189,293	154,399
Other expense, net	(561)	(791)	(1,034)	(1,675)

Income before income taxes and cumulative effect of accounting change	67,024	55,339	188,259	152,724
Provision for income taxes	18,401	20,652	63,500	57,057

Income before cumulative effect of accounting change	48,623	34,687	124,759	95,667
Cumulative effect of accounting change, net of tax	-	-	-	21,892

Net income	$48,623	$34,687	$124,759	$117,559

Net income per common share: (1)
Income before cumulative effect of accounting change	$0.43	$0.31	$1.12	$0.87
Cumulative effect of accounting change, net of tax	-	-	-	0.20
Net income	$0.43	$0.31	$1.12	$1.07

Net income per common share–assuming dilution: (1)
Income before cumulative effect of accounting change	$0.42	$0.31	$1.10	$0.86
Cumulative effect of accounting change, net of tax	-	-	-	0.20
Net income	$0.42	$0.31	$1.10	$1.06

Weighted-average common shares outstanding–basic (1)	111,911	110,280	111,423	109,847
Adjusted weighted-average common shares outstanding–assuming dilution (1)	113,830	111,556	113,164	111,254

(1) On June 15, 2005, the Company completed a two-for-one split of its common stock. All share and per share amounts for the periods presented have been adjusted to reflect the effect of the stock split.

O'REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES

SELECTED FINANCIAL INFORMATION

(Unaudited)

	September 30,
	2005	2004

Inventory turnover (1)	1.66	1.63
Inventory turnover, net of payables (2)	2.74	2.47

AP to inventory (3)	40.2%	38.2%
Debt-to-capital (4)	8.4%	9.9%
Return on equity (5)	14.0%	14.3%
Return on assets (6)	9.2%	9.4%

Square footage (in thousands)	9,511	8,016

Store count:
New stores, net (three months ended)	33	35
Total stores	1,432	1,205

Total employment	19,629	17,320

	Three Months Ended
	September 30,
	2005	2004

Other information (in thousands):
Capital expenditures	$ 47,107	$ 44,472
Depreciation & amortization	$ 15,227	$ 12,512
Interest expense	$ 1,463	$ 1,967
Lease & rental expense	$ 11,504	$ 8,478

Sales per weighted-average square foot (7)	$ 56.34	$ 56.65

Sales per weighted-average store (in thousands) (8)	$ 375	$ 376

(1)

Calculated as cost of sales for the last 12 months divided by average inventory. Average inventory is calculated as the simple average of beginning and ending inventory for the same period used in determining the numerator.

(2)

Calculated as cost of sales divided by average inventory less accounts payable. Average inventory is calculated as the simple average of beginning and ending inventory for the same period used in determining the numerator.

(3)	Accounts payable divided by inventory.
(4)	The sum of long-term debt and current portion of long-term debt, divided by the sum of long-term debt, current portion of long-term debt and total shareholders’ equity.
(5)

Last 12 months net income, before cumulative effect of accounting change and one-time tax benefit, divided by average shareholders’ equity. Average shareholders’ equity is calculated by taking a simple average of the beginning and ending shareholders’ equity for the same period used in determining the numerator.

(6)

Last 12 months net income, before cumulative effect of accounting change and one-time tax benefit, divided by average total assets. Average total assets is calculated by taking a simple average of the beginning and ending total assets for the same period used in determining the numerator.

(7)	Total sales less jobber sales, divided by weighted-average square feet. Weighted-average sales per square foot is weighted to consider the approximate dates of store openings or expansions.
(8)	Total sales less jobber sales, divided by weighted-average stores. Weighted-average sales per store is weighted to consider the approximate dates of store openings or expansions.

O'REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO COMPARABLE GAAP MEASURES

(Unaudited)

(In thousands, except per share data)

	Three months ended September 30,
	2005			2004
	GAAP Results	Adjustment (1)	Adjusted	GAAP Results
Income before income taxes and cumulative effect of accounting change	$67,024	$-	$67,024	$55,339
Provision for income taxes	18,401	6,057	24,458	20,652
Net income	$48,623	$(6,057)	$42,566	$34,687
Net income per common share (2)	$0.43	$(0.05)	$0.38	$0.31
Net income per common share–assuming dilution (2)	$0.42	$(0.05)	$0.37	$0.31
Weighted-average common shares outstanding–basic(2)	111,911	111,911	111,911	110,280
Adjusted weighted-average common shares outstanding–assuming dilution (2)	113,830	113,830	113,830	111,556

	Nine months ended September 30,
	2005			2004
	GAAP Results	Adjustment (1)	Adjusted	GAAP Results
Income before income taxes and cumulative effect of accounting change	$188,259	$-	$188,259	$152,724
Provision for income taxes	63,500	6,057	69,557	57,057
Income before cumulative effect of accounting change	124,759	(6,057)	118,702	95,667
Cumulative effect of accounting change, net of tax	-	-	-	21,892
Net income	$124,759	$(6,057)	$118,702	$117,559
Net income per common share: (2)
Income before cumulative effect of accounting change	$1.12	$(0.05)	$1.07	$0.87
Cumulative effect of accounting change, net of tax	-	-	-	0.20
Net income	$1.12	$(0.05)	$1.07	$1.07
Net income per common share–assuming dilution: (2)
Income before cumulative effect of accounting change	$1.10	$(0.05)	$1.05	$0.86
Cumulative effect of accounting change, net of tax	-	-	-	0.20
Net income	$1.10	$(0.05)	$1.05	$1.06
Weighted-average common shares outstanding–basic (2)	111,423	111,423	111,423	109,847
Adjusted weighted-average common shares outstanding–assuming dilution (2)	113,164	113,164	113,164	111,254

(1) Third quarter 2005 income taxes include a benefit of $6.1 million resulting from the favorable resolution of prior tax uncertainties. Due to the one-time nature of the tax benefit, this adjustment is made to provide comparable results.

(2) On June 15, 2005, the Company completed a two-for-one split of its common stock. All share and per share amounts for the periods presented have been adjusted to reflect the effect of the stock split.